Exhibit 10.8.e

FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN

FIDELITY MANAGEMENT TRUST COMPANY

AND

FMC CORPORATION

THIS FIFTH AMENDMENT, dated and effective as of the twenty-third day of April, 2008, unless otherwise stated herein, by and between Fidelity Management Trust Company (the “Trustee”) and FMC Corporation (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated and restated September 28, 2001, with regard to the FMC Corporation Nonqualified Savings and Investment Plan (the “Plan”); and

WHEREAS, the Sponsor has informed the Trustee that, as a result of the conversion of the FMC Stock Fund from a unitized fund to a real-time traded fund, all transactions in the FMC Stock Fund (unitized) will be frozen as of the close of business on April 23, 2008; and

WHEREAS, the Sponsor desires and directs the Trustee, in accordance with Section 8(b) of the Agreement, to commence liquidating all Participant balances held in the FMC Stock Fund (unitized) on April 24, 2008, in accordance with Fidelity’s best practices in the marketplace. The Sponsor is aware that market conditions may dictate that the trading occurs until April 30, 2008. The Sponsor directs that upon completion of the liquidation and settlement of the last trade, expected to be by April 30, 2008, the Trustee shall invest the proceeds in the new FMC Stock Fund (real-time). The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 16 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1) Effective at the close of business on April 23, 2008, amending Schedule “A” by removing the reference to the “FMC Stock Fund” and replacing it with “FMC Stock Fund (frozen to all participant activity)”.

(2) Effective April 23, 2008, restating Section 5(e)(i), FMC Stock Fund in its entirety, as follows:

(e) FMC Stock Fund. Trust investments in FMC Stock (“Sponsor Stock”) shall be made via the FMC Stock Fund (the “Stock Fund”). The Stock Fund shall be composed solely of Sponsor Stock, and no other securities or cash component. Dividends received on shares of Sponsor Stock shall be reinvested in additional shares of Sponsor Stock and allocated to Participants’ accounts.

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(i) Acquisition Limit.

Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

(ii) Liability.

The Trustee shall have no responsibility to monitor the suitability of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Sponsor with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by any applicable law or would be contrary to the terms of this Agreement.

(iii) Purchases and Sales of Sponsor Stock for Batch Activity.

Unless otherwise directed by the Sponsor in writing pursuant to directions that are in accordance with this Agreement, the following provisions shall govern purchases and sales of Sponsor Stock for contributions, distributions, or any other purchase or sale of Sponsor Stock related to a transaction that the Sponsor has directed the Trustee in writing to implement on a batch basis (“batch activity”). Batch activity shall include all purchases or sales of shares by Sponsor-directed means, including the types of transactions listed above.

(A) Open Market Purchases and Sales. Purchases and sales of Sponsor Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:

(1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions (such as the absence of an active or liquid market for the Sponsor Stock, an unexpected early market close, orders placed immediately before market close which do not find a buyer, or day limit orders whose conditions are not met); or

(2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Sponsor to deviate from the above purchase and sale procedures.

(B) Purchases and Sales from or to Sponsor. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the Participants (employee) under the Plan are directed to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust.

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(iv) Purchases and Sales of Sponsor Stock for Participant-Initiated Exchanges (“Real Time” Trading)

Unless otherwise directed by the Sponsor in writing pursuant to directions that are in accordance with this Agreement, the following provisions shall govern purchases and sales of Sponsor Stock for Participant-initiated exchanges of hypothetical investment in Sponsor Stock (“Real Time Trading”).

(A) Purchases and Sales of Sponsor Stock. Purchases and sales of Sponsor Stock associated with individual Participant-initiated exchanges into or out of a Participant’s hypothetical interest in the Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s procedures for “Real Time Trading.” The Sponsor may instruct the Trustee to limit the order types available to Participants.

(1) Automated Order Entry. Sponsor Stock trades associated with Participant-initiated exchanges of a Participant’s hypothetical interest in the Stock Fund shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. A block trade is typically defined as a trade which involves 10,000 or more shares of Sponsor Stock. If a trade is treated as a block trade it may not execute immediately; it will be sent to a block-trading desk to determine the best available process for execution. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 15 of this Agreement.

(2) Limitations on Trades: Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange of a Participant’s hypothetical interest in the Stock Fund at any time when the Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges of a Participant’s hypothetical interest in the Stock Fund shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body has prohibited purchases or sales of any or all of the shares requested to be traded pursuant to the Participant-initiated exchange of a Participant’s hypothetical interest in the Stock Fund. An exchange requested by the Participant in a Participant’s hypothetical interest in the Stock Fund shall be rejected or cancelled, as the case may be, to the extent any accompanying hypothetical trade is not submitted, not executed or cancelled.

(B) Reserve Requirements for Exchanges Into Stock Fund and Corrective Sales. The Participant’s ability to initiate hypothetical exchanges into the Stock Fund shall be subject to standard reserve requirements applicable to the investment options used to fund the exchange, as established by the Trustee from time to time (or such higher reserve requirements as may be established by the Sponsor in written direction to the Trustee). Requests to exchange into the Stock Fund that exceed such reserves, and accompanying trade orders, may be rejected or cancelled. In the event that a buy trade associated with a request to exchange into Sponsor Stock is executed, and the Participant does not have sufficient hypothetical interest in assets in the designated investment option to fund the trade, the Trustee will liquidate the hypothetical interest in the investment options (including those held in other sources eligible for liquidation) in the affected Participant’s account pro rata. In the event that the Participant does not have sufficient hypothetical interest in assets in any other investment option, the Trustee shall initiate a corrective sale, and shall debit the costs of such corrective trade from the Participant’s hypothetical account.

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(C) Fractional Shares. Participants will be entitled make hypothetical exchanges out of hypothetical interests in fractional shares in the Stock Fund only in connection with a request to exchange out the entire hypothetical balance of their Stock Fund (or the entire hypothetical balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.

(v) Use of an Affiliated Broker.

For all purchases and sales of Sponsor Stock on the open market, whether Participant-initiated or otherwise, the Sponsor hereby directs the Trustee to use Fidelity Brokerage Services LLC (“FBSLLC”) to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:

(1) With notice to the Sponsor, any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. With notice to the Sponsor, FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.

(2) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.

(3) The Sponsor acknowledges that FBSLLC (and its successors and assigns) may rely upon this Agreement in establishing an account in the name of the Trustee for the Plan, and in allowing each Participant to exercise trading authorization over such account, to the extent his or her individual account balance in the Stock Fund is subject to Participant direction.

(vi) Securities Law Reports.

The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Sponsor shall be responsible for the registration of any Plan interests to the extent required under Federal or state securities law. The Trustee shall provide to the Sponsor such information on the Trust’s ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

(vii) Voting and Tender Offers.

Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

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(A) Voting.

(1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. The Sponsor may direct the Trustee to vote the shares of Sponsor Stock held in the Trust in the same manner as directed by the Participants for the corresponding hypothetical shares of Sponsor Stock credited to the Participant’s account under the Plan. Based on the aforementioned materials and the Sponsor’s direction, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with a hypothetical interest in shares of Sponsor Stock under the Plan, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional hypothetical shares of Sponsor Stock credited to the Participant’s account (both vested and unvested).

(2) As directed by the Sponsor under this Agreement, each Participant with a hypothetical interest in shares of Sponsor Stock held in the Trust shall have the right to direct the manner in which the corresponding shares of Sponsor Stock credited to the Participant’s account (both vested and unvested) shall be voted. Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock held in the Trust to correspond to the directions provided by the Participant with respect to the Participant’s proportional hypothetical investment in the Stock Fund under the Plan. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a Participant’s hypothetical investment in the Stock Fund for which it has received no directions from the Participant.

(3) Except as otherwise required by law, the Trustee shall vote that number of shares of Sponsor Stock not credited to Participants’ accounts under the Plan in the same proportion on each issue as it votes those shares corresponding to shares credited to Participants’ accounts under the Plan for which it received voting directions from Participants.

(B) Tender Offers.

(1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. The Sponsor may direct the Trustee to tender the shares of Sponsor Stock held in the Trust in the same manner as directed by the Participants for their hypothetical interest in the corresponding shares of Sponsor Stock credited to the Participants’ Plan accounts. Based on the aforementioned materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with a hypothetical interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the hypothetical number of full and fractional shares of Sponsor Stock credited to the Participant’s account (both vested and unvested) under the Plan.

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(2) As directed by the Sponsor under this Agreement, each Participant with a hypothetical interest in the Stock Fund shall have the right to direct to the manner in which that number of shares of Sponsor Stock credited to the Participant’s account (both vested and unvested) under the Plan shall be tendered or not tendered. Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock held in the Trust to correspond to directions provided by the Participants under their Plan accounts. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock for which it has received no corresponding directions from the Participant under the Plan.

(3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock held in the Trust which exceeds the number of shares credited to Participants’ accounts, in the same proportion as the total number of shares of Sponsor Stock credited to Participants’ accounts for which it received instructions from Participants.

(4) A Participant who has directed the Trustee to tender some or all of the hypothetical shares of Sponsor Stock credited to the Participant’s account may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant’s hypothetical investment in Sponsor Stock, and the Trustee shall withdraw the corresponding number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(5) A direction by a Participant to the Trustee to tender shares of Sponsor Stock reflecting the Participant’s hypothetical investment in Sponsor Stock shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the corresponding shares of Sponsor Stock tendered from the Trust. Pending receipt of directions (through the Administrator) from the Participant or the Sponsor, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested, the Trustee shall invest the proceeds in the investment option described in Schedule “A”.

(viii) General.

Any shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, shall be administered in the same manner as a proxy is administered, as described in Section 5(e)(vii)(A), above.

(ix) Conversion.

All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

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(3) Effective April 23, 2008, amending Schedule “E”, Exchange Guidelines, by restating the section titled “FMC Stock Fund” in its entirety, as follows:

FMC Stock Fund

Exchanges in the FMC Stock Fund shall be processed in accordance with the terms of the Plan Administration Manual, which is the set of written guidelines developed by the Trustee and the Sponsor with respect to the details of the Plan’s administration, which shall be deemed to be a direction to and an obligation of the Trustee under this Agreement.

(4) Effective April 23, 3008, deleting Schedule “G”, Available Liquidity Procedures for the FMC Stock Fund, in its entirety.

(5) Effective May 1, 2008, or upon settlement of the last trade, amending Schedule “A” by removing the reference to the “FMC Stock Fund (frozen to all participant activity)” and replacing it with “FMC Stock Fund”.

(6) Effective May 1, 2008, amending Schedule “B” by restating the section titled “Stock Administration Fee”, in its entirety, as follows:

Stock Administration Fee:	To the extent that assets are invested in the FMC Stock Fund, 10 basis points (0.10%) of such assets in the Trust payable by the Sponsor to the Trustee pro rata quarterly on the basis of such assets as of the calendar quarter’s last valuation date, but no less than $10,000 and no greater than $20,000 per year.

(7) Effective May 1, 2008, amending Schedule “B” by adding the following section at the end thereof:

Commissions:

FBSLLC shall be entitled to remuneration in the amount of no more than $0.029 commission on each share of Sponsor Stock. Any increase in such remuneration may be made only by written agreement between the Sponsor and the Trustee.

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(8) Effective May 1, 2008, replacing the definition of FMC Stock Fund in Section 1(o) as follows:

“shall mean the investment option consisting of shares of FMC Corporation Stock (as defined herein “FMC Stock”).”

(9) Effective July 1, 2007, amending the “Administration” section of Schedule “A” to add the following under the bullet point entitled “Maintenance of the following money classifications:”

“FMC Core Contribution”

(10) Effective July 1, 2007, amending the “investment options” section of Schedule “A” to add the following:

•	John Hancock Classic Value Fund

•	John Hancock International Value Fund

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

FMC CORPORATION		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Kenneth R. Garrett	By:	/s/ Rebecca Hayes Ethier
	Authorized Signatory		FMTC Authorized Signatory

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